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Exhibit 10.27

AMENDMENT NO. 3 TO
CREDIT AGREEMENT

        This AMENDMENT NO. 3 TO CREDIT AGREEMENT (this "Amendment") is dated as of February 29, 2000 and entered into by and among OUTSOURCING SERVICES GROUP, INC., a Delaware corporation ("OSG"), as Guarantor (the "Guarantor"), its wholly-owned Subsidiaries, AEROSOL SERVICES COMPANY, INC., a California corporation, PIEDMONT LABORATORIES, INC., a Georgia corporation, KOLMAR LABORATORIES, INC., a Delaware corporation, ACUPAC PACKAGING, INC., a New Jersey corporation, and PRECISION PACKAGING AND SERVICES,  INC., an Ohio corporation (the "Borrowers"), the banks and other financial institutions signatory hereto that are parties as Lenders to the Credit Agreement referred to below (the "Lenders"), BT COMMERCIAL CORPORATION, as agent (in such capacity, the "Agent") for the Lenders and the Issuing Bank (as defined in the Credit Agreement referred to below) and HELLER FINANCIAL, INC., acting as co-agent (in such capacity, the "Co-Agent").

Recitals

        Whereas, the Borrowers, OSG, the Lenders, the Co-Agent and the Agent have entered into that certain Credit Agreement dated as of January 8, 1998 (as amended by Amendment and Waiver No. 1 dated as of April 29, 1998 and Amendment No. 2 dated as of February    , 1999, and as supplemented by the addition of additional Borrowers, the "Credit Agreement"; capitalized terms used in this Amendment without definition shall have the meanings given such terms in the Credit Agreement); and

        Whereas, the Borrowers have requested that the Lenders agree, subject to the conditions and upon the terms set forth in this Amendment, to make term loans to the Borrowers, and to amend certain provisions of the Credit Agreement; and

        Whereas, the Lenders are willing to make term loans and agree to amend to the Credit Agreement, subject to the conditions and on the terms set forth herein;

        Now Therefore, in consideration of the premises and the mutual agreements set forth herein, the Borrowers, OSG, the Lenders, the Co-Agent and the Agent agree as follows:

        1.    AMENDMENTS TO CREDIT AGREEMENT.    Subject to the conditions and upon the terms set forth in this Amendment and in reliance on the representations and warranties of the Borrowers and OSG set forth in this Amendment, the Credit Agreement is hereby amended as follows:

        1.1    Amendments to Definitions.    The definitions of "Borrowing Base", "EBITDA", "Fixed Charges" and "Funded Debt Ratio" contained in Section 1.1 of the Credit Agreement are deleted in their entirety and replaced with the following:

        "Borrowing Base means, as to each Borrower Party, the sum of:

          "(i)  up to eighty-five percent (85%) of its Eligible Accounts Receivable, plus

          (ii)  the lesser of $30,000,000 and up to sixty percent (60%) of its Eligible Inventory, plus

          (iii)  the lesser of $30,000,000 and the sum of up to thirty percent (30%) of the Real Estate Value of the Eligible Real Property and

            (A)  from the Third Amendment Effective Date to December 31, 2000, up to eighty percent (80%) of the Equipment Value of its Eligible Equipment; and

            (B)  from January 1, 2001 to December 31, 2001, up to seventy percent (70%) of the Equipment Value of its Eligible Equipment; and

            (C)  from January 1, 2002 to December 31, 2002, up to sixty percent (60%) of the Equipment Value of its Eligible Equipment; minus

          (iv)  the aggregate amount of reserves, if any, established by the Agent under Section 2.1(b)."

        EBITDA for a period means the consolidated net income (loss) of OSG and its Subsidiaries for the period (i) plus all Interest Expense, income and franchise tax expense, depreciation and amortization (including amortization of any goodwill or other intangibles) for the period, (ii) minus gains or plus losses attributable to any fixed asset sales in the period, (iii) plus or minus any other non-cash charges which have been subtracted or added in calculating consolidated net income for the period, and (iv) minus extraordinary gains or plus extraordinary losses, net of taxes; provided (a) with respect to any Subsidiary or assets acquired in a Permitted Acquisition during such period, if OSG has delivered to the Agent financial statements for such Subsidiary or assets acquired audited by the Auditors, including quarterly information for the periods to be included in the calculation of EBITDA, EBITDA for such period shall be calculated after giving pro forma effect to such Permitted Acquisition and any Indebtedness incurred in connection therewith as if it had been consummated on the first day of such period; and (b) for the acquisition of Precision Packaging and Services, Inc. ("Precision"), the EBITDA for Precision for any period prior to the consummation of such Permitted Acquisition shall be increased by the amount of rent paid during such period to the sellers or their affiliates for the real property and equipment acquired in such acquisition in an amount not to exceed $358,566 per fiscal quarter.

        Fixed Charges means, without duplication, for the relevant period, the sum of the following: (i) Interest Expense paid in cash, (ii) provision for income and franchise taxes (excluding deferred taxes), (iii) scheduled payments of principal with respect to all Indebtedness, including payments with respect to Capital Leases, but excluding payments of Revolving Loans which do not reduce the Commitments, (iv) Capital Expenditures, (v) dividends and distributions paid in cash to holders of any capital Stock of OSG or any warrants or options to purchase such capital Stock and (vi) amounts paid to redeem, repurchase or retire any capital Stock of OSG or any warrants or options to purchase such capital Stock; provided that, if the EBITDA of any Subsidiary or assets acquired in a Permitted Acquisition is included in the calculation of the ratio in Section 8.2 for periods prior to the consummation of such acquisition, then Fixed Charges for such periods shall be calculated to include the Fixed Charges for such Subsidiary or assets (other than Interest Expense) incurred during such period plus the Interest Expense on all Indebtedness incurred in connection with such acquisition (including any Revolving Loans and any Indebtedness of any Subsidiary acquired in such acquisition or any Indebtedness which is assumed in such Permitted Acquisition and which will remain outstanding) as if it were incurred on the first day of the period and as if interest accrued at the rate in effect on the last day of the fiscal quarter on which such ratio is calculated.

        Funded Debt Ratio means, as of any date of determination, the ratio of (i) the aggregate amount of all Funded Debt of OSG and its Subsidiaries outstanding on such date to (ii) EBITDA of OSG and its Subsidiaries for the four fiscal quarters ending on such date; provided that if the EBITDA of any Subsidiary or assets acquired in a Permitted Acquisition is included in the calculation of EBITDA for periods prior to the consummation of such acquisition, then all Indebtedness incurred in connection with such Permitted Acquisition (including any Revolving Loans and any Indebtedness of any Subsidiary acquired in such acquisition or any Indebtedness which is assumed in such acquisition and which will remain outstanding) shall be included in the calculation of Funded Debt as if it were incurred on the date of determination. For purposes of calculating pro forma compliance with Section 8.3 in connection with a Permitted Acquisition, Funded Debt shall include all Indebtedness incurred in connection with such Permitted Acquisition (including any Revolving Loans and any Indebtedness of any Subsidiary acquired in such acquisition or any Indebtedness assumed in such Permitted Acquisition and which will remain outstanding) and EBITDA shall be calculated as of the end of the most recent fiscal quarter, but giving effect to such Permitted Acquisition as if it had been consummated on the first day of the four fiscal quarter period ending on such date."

        1.2    Amendments to Section 7.1.    Section 7.1 of the Credit Agreement is amended to add the following at the end of each of subsections (a) and (c):

        ", and showing in detail the calculations necessary to derive EBITDA, Fixed Charges and the Funded Debt Ratio, giving effect to any Permitted Acquisition or disposition."

        1.3    Amendment to Minimum EBITDA Covenant.    Section 8.1 of the Credit Agreement is deleted in its entirety and replaced with the following:

          "8.1    Minimum EBITDA.    OSG and its Subsidiaries shall maintain as of the end of each Test Period ending on the last day of each fiscal quarter set forth below consolidated EBITDA of not less than the amount set forth below:

3/31/00	$29,250,000
6/30/00	30,500,000
9/30/00	31,750,000
12/31/00	33,000,000
3/31/01	33,750,000
6/30/01	34,500,000
9/30/01	35,250,000
12/31/01	36,000,000
3/31/02	37,250,000
6/30/02	38,500,000
9/30/02	39,750,000
12/31/02	41,000,000

        1.4    Amendment to Funded Debt Coverage.    Section 8.3 of the Credit Agreement is deleted in its entirety and replaced with the following:

          "8.3    Funded Debt Coverage.    OSG and its Subsidiaries shall maintain a Funded Debt Ratio for any Test Period ending on the last day of any fiscal quarter in each Fiscal Year set forth below of not greater than the ratio set forth below:

FISCAL YEAR	RATIO
2000	5.00 : 1.00
2001	4.75 : 1.00
2002	4.50 : 1.00

        1.5    Amendment to Capital Expenditure Covenant.    Section 8.6 of the Credit Agreement is amended by deleting the reference to "$5,500,000" and replacing it with "$8,500,000 in 2000 and $7,500,000 in any Fiscal Year thereafter".

        1.6    Deutsche Bank. All references in the Credit Agreement to "Bankers Trust Company" are deleted and replaced with "Deutsche Bank".

        1.7    Exhibit E. Exhibit E to the Credit Agreement is deleted in its entirety and replaced with Exhibit E to the Third Amendment.

        5.    REPRESENTATIONS AND WARRANTIES OF THE BORROWERS AND OSG.    In order to induce the Lenders, the Co-Agent and the Agent to enter into this Amendment, the Borrowers and

OSG represent and warrant to each Lender, the Co-Agent and the Agent that the following statements are true, correct and complete:

        5.1    Power and Authority.    Each of the Credit Parties has all corporate power and authority to enter into this Amendment and, as applicable, the Consent of Guarantors attached hereto (the "Consent"), and to carry out the transactions contemplated by, and to perform its obligations under or in respect of, this Amendment and the Credit Agreement as amended hereby.

        5.2    Corporate Action.    The execution and delivery of this Amendment and the Consent and the performance of the obligations of each Credit Party under or in respect of this Amendment and the Credit Agreement as amended hereby have been duly authorized by all necessary corporate action on the part of each of the Credit Parties.

        5.3    No Conflict or Violation or Required Consent or Approval.    The execution and delivery of this Amendment and the Consent and the performance of the obligations of each Credit Party under or in respect of this Amendment and the Credit Agreement as amended hereby do not and will not conflict with or violate (a) any provision of the articles or certificate of incorporation or bylaws of any Credit Party, (b) any Requirement of Law, (c) any order, judgment or decree of any court or other governmental agency binding on any Credit Party or any of its Subsidiaries, or (d) any indenture, agreement or instrument to which any Credit Party or any of its Subsidiaries is a party or by which any Credit Party or any of its Subsidiaries, or any property of any of them, is bound, and do not and will not require any consent or approval of any Person.

        5.4    Execution, Delivery and Enforceability.    This Amendment and the Consent and the Credit Agreement as amended hereby and each other Loan Document have been duly executed and delivered by each Credit Party thereto and are the legal, valid and binding obligations of such Credit Party, enforceable in accordance with their terms, except as enforceability may be affected by applicable bankruptcy, insolvency, and similar proceedings affecting the rights of creditors generally.

        5.5    No Default or Event of Default.    No event has occurred and is continuing or will result from the execution and delivery of this Amendment that would constitute a Default or an Event of Default.

        5.6    No Material Adverse Effect.    No event has occurred that has resulted, or could reasonably be expected to result, in a Material Adverse Effect.

        5.8    Senior Debt.    All Obligations of the Borrowers, whether now outstanding or hereafter created or incurred, constitute "Guarantor Senior Debt" under the terms of the Subordinated Debt Documents, and all Obligations of OSG, whether now outstanding or hereafter created or incurred, constitute "Senior Debt" under the terms of the Subordinated Debt Documents.

        5.9    Representations and Warranties.    Each of the representations and warranties contained in the Loan Documents is and will be true and correct in all material respects on and as of the date hereof and as of the effective date of this Amendment, except to the extent that such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects as of such earlier date.

        6.    CONDITIONS TO EFFECTIVENESS OF THIS THIRD AMENDMENT.    This Amendment shall be effective only if and when signed by, and when counterparts hereof shall have been delivered to the Agent (by hand delivery, mail or telecopy) by, the Borrowers, OSG and each Lender and only if and when each of the following conditions is satisfied:

        6.1    Consent of Guarantors.    Each of the Guarantors shall have executed and delivered to the Agent the Consent.

        6.2    No Default or Event of Default; Accuracy of Representations and Warranties.    No Default or Event of Default shall exist and each of the representations and warranties made by the Credit Parties herein and in or pursuant to the Credit Documents shall be true and correct in all material respects as if made on and as of the date on which this Amendment becomes effective (except that any such representation or warranty that is expressly stated as being made only as of a specified earlier date shall be true and correct as of such earlier date), and the Borrowers shall have delivered to the Agent a certificate confirming such matters.

        6.3    Supporting Documents to the Extent Requested by the Agent and Opinions of Counsel.    The Borrowers shall have delivered to the Agent duly executed and acknowledged amendments to the Mortgages and other Collateral Documents (the "Amendment Documents"), in form and substance satisfactory to the Agent, and such other documents as may be necessary or desirable, in the opinion of the Agent, and such other documents as may be necessary or desirable, in the opinion of the Agent, to perfect or continue the perfection of the Liens in favor of the Agent, and such endorsements to the mortgagee title policies as may be requested by the Agent, copies of resolutions of each of the Credit Parties approving and authorizing this Amendment and the Consent together with an incumbency certificate for the persons executing this Amendment and the Consent and opinions of counsel to the Borrowers, as to the matters set forth in Sections 5.1, 5.2, 5.3, 5.4 and 5.8 hereof with respect to the Credit Parties and such other matters as the Agent or Majority Lenders may reasonably request.

        6.4    Expense Reimbursements.    The Borrowers shall have paid all expense reimbursements due to the Agent pursuant to Section 11.10 of the Credit Agreement.

        7.    EFFECT OF AMENDMENT.    From and after the date on which this Amendment becomes effective, all references in the Credit Documents to the Credit Agreement shall mean the Credit Agreement as amended hereby. Except as expressly amended hereby or waived herein, the Credit Agreement and the other Credit Documents, including the Liens granted thereunder, shall remain in full force and effect, and are hereby ratified and confirmed.

        8.    APPLICABLE LAW.    THE VALIDITY, INTERPRETATIONS AND ENFORCEMENT OF THIS AMENDMENT AND ANY DISPUTE ARISING OUT OF OR IN CONNECTION WITH THIS AMENDMENT, WHETHER SOUNDING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE GOVERNED BY THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAWS PROVISIONS OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND DECISIONS OF THE STATE OF NEW YORK.

        9.    COMPLETE AGREEMENT.    This Amendment sets forth the complete agreement of the parties in respect of any amendment to any of the provisions of any Credit Document or any waiver thereof.

        10.    CATCHLINES & COUNTERPARTS.    The catchlines and captions herein are intended solely for convenience of reference and shall not be used to interpret or construe the provisions hereof. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by telecopy), all of which taken together shall constitute but one and the same instrument.

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        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by a duly authorized officer as of the date first above written.

OUTSOURCING SERVICES GROUP, INC.
By:	/s/ PERRY MORGAN Name: Perry Morgan Title: Chief Financial Officer
AEROSOL SERVICES COMPANY, INC.
By:	/s/ PERRY MORGAN Name: Perry Morgan Title: Chief Financial Officer
PIEDMONT LABORATORIES, INC.
By:	/s/ PERRY MORGAN Name: Perry Morgan Title: Chief Financial Officer
KOLMAR LABORATORIES, INC.
By:	/s/ PERRY MORGAN Name: Perry Morgan Title: Chief Financial Officer
ACUPAC PACKAGING, INC.
By:	/s/ PERRY MORGAN Name: Perry Morgan Title: Chief Financial Officer
PRECISION PACKAGING AND SERVICES, INC.
By:	/s/ PERRY MORGAN Name: Perry Morgan Title: Chief Financial Officer
BT COMMERCIAL CORPORATION, as Agent and as a Lender
By:	Name: Title:

HELLER FINANCIAL, INC., as Co-Agent and as a Lender
By:	Name: Title:
NATIONAL BANK OF CANADA, as a Lender
By:	Name: Title:
CALIFORNIA BANK & TRUST, as a Lender
By:	Name: Title:
FLEET CAPITAL CORPORATION, as a Lender
By:	Name: Title:

CONSENT OF GUARANTORS

        Each of the undersigned is a Guarantor of the Obligations of the Borrowers under the Credit Agreement and hereby (a) consents to the foregoing Amendment, (b) acknowledges that notwithstanding the execution and delivery of the foregoing Amendment, the obligations of each of the undersigned Guarantors are not impaired or affected and the Guaranties continue in full force and effect, and (c) ratifies its Guaranty.

        IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Consent of Guarantors as of the 29th day of February, 2000.

OUTSOURCING SERVICES GROUP, INC.
By:	/s/ PERRY MORGAN Name: Perry Morgan Title: Chief Financial Officer
AEROSOL SERVICES COMPANY, INC.
By:	/s/ PERRY MORGAN Name: Perry Morgan Title: Chief Financial Officer
PIEDMONT LABORATORIES, INC.
By:	/s/ PERRY MORGAN Name: Perry Morgan Title: Chief Financial Officer
KOLMAR LABORATORIES, INC.
By:	/s/ PERRY MORGAN Name: Perry Morgan Title: Chief Financial Officer
ACUPAC PACKAGING, INC.
By:	/s/ PERRY MORGAN Name: Perry Morgan Title: Chief Financial Officer
PRECISION PACKAGING AND SERVICES, INC.
By:	/s/ PERRY MORGAN Name: Perry Morgan Title: Chief Financial Officer

KOLMAR CANADA, INC.
By:	/s/ PERRY MORGAN Name: Perry Morgan Title: Chief Financial Officer

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  Exhibit 10.27
AMENDMENT NO. 3 TO CREDIT AGREEMENT
CONSENT OF GUARANTORS